CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-58082) of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the year ended September 30, 1995, which appears in the Exhibit to Amendment No. 1 to Form 8-K.


/s/ PRICE WATERHOUSE LLP

Austin, Texas
September 9, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-90928) of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the year ended September 30, 1995, which appears in the Exhibit to Amendment No. 1 to Form 8-K.


/s/ PRICE WATERHOUSE LLP

Austin, Texas
September 9, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37398) of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the year ended September 30, 1995, which appears in the Exhibit to Amendment No. 1 to Form 8-K.


/s/ PRICE WATERHOUSE LLP

Austin, Texas
September 9, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-05659) of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the year ended September 30, 1995, which appears in the Exhibit to Amendment No. 1 to Form 8-K.


/s/ PRICE WATERHOUSE LLP

Austin, Texas
September 9, 1996